Exhibit 10.1

EXECUTION VERSION

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of January __, 2021 by and between (i) Alussa Energy Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands (together with its successors, the “Purchaser”), (ii) FREYR Battery, a public limited liability company (société anonyme) under the laws of Luxembourg (“Pubco”), (iii) Alussa Energy Sponsor LLC, a limited liability company formed under the laws of Delaware (the “Purchaser Representative”) and (iv) the undersigned (the “Holder”). The Purchaser, Pubco, Purchaser Representative and the Holder are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof, the Holder is a holder of ordinary shares of, and options and/or warrants which may be exercisable into ordinary shares of, FREYR AS, a company organized under the laws of Norway (“FREYR”).

WHEREAS, the Purchaser, Purchaser Representative, Pubco, Holder and FREYR, among others, entered into the business combination agreement, dated on or around the date hereof (the “Business Combination Agreement”), pursuant to which the parties thereto will consummate a series of transactions, including the exchange of ordinary shares, options and warrants of FREYR into ordinary shares of Pubco (the “Ordinary Shares”), options of Pubco (the “Options”) and warrants of Pubco (the “Warrants”).

WHEREAS, following completion of the transactions contemplated by the Business Combination Agreement (the “Transactions”), the Holder will hold Ordinary Shares, Options and/or Warrants.

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by the Holder thereunder, the Purchaser, Purchaser Representative, Pubco and the Holder desire to enter into this Agreement, pursuant to which the Ordinary Shares, Options and/or Warrants to be received by the Holder pursuant to the Business Combination Agreement and Ordinary Shares issued or issuable upon the exercise of Options and Warrants (including, for the avoidance of doubt, Escrow Shares) (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Lock-Up Provisions.

(a) The Holder hereby agrees not to Transfer any Ordinary Shares (including Ordinary Shares issued or issuable upon the exercise or conversion of the Options or Warrants), Options and Warrants that are held by the Holder during the period commencing from the Second Closing and ending on the earlier of (a) one (1) year after the Second Closing Date, (b) a date subsequent to the Second Closing Date, if the last sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Second Closing Date and (c) a date after the Second Closing Date on which Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Pubco’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Lock-Up Period”).

(b) Notwithstanding the provisions set forth in Section 1(a), Transfers of the Ordinary Shares (including Ordinary Shares issued or issuable upon the exercise or conversion of the Options or Warrants), Options and Warrants that are held by the Holder (that have complied with this Section 1(b)), are permitted (i) to any affiliates of the Holder; (ii) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (iv) to the extent Holder or Holder’s advisors reasonably believe are relevant to cover any direct or indirect tax obligations that may accrue to the Holder or the Holder’s direct or indirect owners relating to the Transactions or the Shares (and, for the avoidance of doubt, Holder shall be provided a reasonable amount of discretion in making this assessment and not be required to provide any evidence of such reasonable belief prior to effecting any such Transfer in reliance on this subclause (iv) and, if the other parties hereto challenge Holder’s reliance on this subclause (iv), such other parties will have to challenge the Transfer within two weeks of becoming aware of the Transfer and must demonstrate that the Holder acted in bad faith in determining that such Transfer is permitted by this subclause (iv)); and (v) in the case of an individual, transfers pursuant to a qualified domestic relations order; provided, however, that these permitted transferees (other than transferees in respect of Section 1(b)(iv)) must enter into a written agreement agreeing to be bound by the restrictions herein.

(c) The Holder further acknowledges and agrees that it shall not be permitted to conduct any Transfer (including those Transfers permitted under Section 1(b)) with respect to any Escrow Shares until both the Lock-Up Period has expired and such Escrow Shares have been disbursed to such Holder from the Escrow Account in accordance with the terms and conditions of the Business Combination Agreement and the Escrow Agreement.

(d) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of the Holder (and any permitted transferees and assigns thereof) until the end of the Lock-Up Period or the release of the Escrow Shares, as applicable.

(e) During the Lock-Up Period (and with respect to any Escrow Shares, if longer, during the period when such Escrow Shares are held in the Escrow Account), each book entry evidencing any Restricted Securities shall include appropriate restrictions to reflect the fact that the Restricted Securities are subject to the restrictions on Transfer set forth in this Agreement.

(f) For the avoidance of any doubt, the Holder shall retain all of its rights as a shareholder of Pubco with respect to the Restricted Securities during the Lock-Up Period and until the release of the Escrow Shares, as applicable, including the right to vote any Restricted Securities.

(g) For the purposes of this Section 1, “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

2. Miscellaneous.

(a) Effective Date. Section 1 of this Agreement shall become effective upon the Second Closing Date, subject to the consummation of the transactions contemplated by the Business Combination Agreement on the Second Closing Date.

(b) Termination of the Business Combination Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Second Closing, this Agreement and all rights and obligations of the Parties hereunder shall automatically terminate and be of no further force or effect.

(c) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement and all obligations of the Parties are personal to the Parties and may not be transferred or delegated by the Parties at any time.

(d) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

(e) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each Party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 2(h). Nothing in this Section 2(e) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(f).

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Purchaser (prior to the Second Closing), to: Alussa Energy Acquisition Corp. PO Box 500, 71 Fort Street Grand Cayman KY1-1106 Attention: Daniel Barcelo Email: Daniel@alussaenergy.com	With copies to (which shall not constitute notice): the Purchaser Representative and Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street London, United Kingdom E14 5DS
	Attention:	Danny Tricot
Denis Klimentchenko
	Email:	danny.tricot@skadden.com
denis.klimentchenko@skadden.com

If to Purchaser Representative, to: Alussa Energy Sponsor LLC PO Box 500, 71 Fort Street Grand Cayman KY1-1106 Attention: Daniel Barcelo Email: Daniel@alussaenergy.com	With copies to (which shall not constitute notice): and Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street London, United Kingdom E14 5DS
	Attention:	Danny Tricot
Denis Klimentchenko
	Email:	danny.tricot@skadden.com
denis.klimentchenko@skadden.com

If to Pubco, to: FREYR Battery 412 F, route d’Esch L-2086 Luxembourg Email: contract-notifications@freyrbattery.com

If to the Holder, to: the address set forth under the Holder’s name on the signature page hereto.

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, Purchaser Representative, Pubco and the Holder. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Authorization on Behalf of the Purchaser. The Parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of the Purchaser after the Second Closing, including enforcing the Purchaser’s rights and remedies under this Agreement, or providing any waivers with respect to the provisions hereof, shall solely be made, taken and authorized by the Purchaser Representative.

(k) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(l) Specific Performance. The Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by the Holder, money damages will be inadequate and the Purchaser, Purchaser Representative and Pubco will have no adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Purchaser, Purchaser Representative and Pubco shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

(m) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser, Purchaser Representative and Pubco or any of the obligations of the Holder under any other agreement between the Holder and the Purchaser, Purchaser Representative or Pubco or any certificate or instrument executed by the Holder in favor of the Purchaser, Purchaser Representative or Pubco, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser, Purchaser Representative or Pubco or any of the obligations of the Holder under this Agreement.

(n) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(o) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

ALUSSA ENERGY ACQUISITION CORP.

By:
Name:
Title:

Pubco:

FREYR BATTERY

By:
Name:
Title:

Purchaser Representative:

ALUSSA ENERGY SPONSOR LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

[Signature Page to Lock-Up Agreement]